CUSIP No. 46333X108	Page 12 of 13 Pages
SCHEDULE 13D
EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Ironwood Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16th day of May, 2019.

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Senior Partner, General Counsel

SARISSA CAPITAL OFFSHORE MASTER FUND LP
By: Sarissa Capital Offshore Fund GP LLC, its general partner

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL CATAPULT FUND LLC
By: Sarissa Capital Management LP, its managing member

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Senior Partner, General Counsel

SARISSA CAPITAL HAWKEYE FUND LP
By: Sarissa Capital Fund GP LP, its general partner

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL ATHENA FUND LTD

By:	/s/ Alexander J. Denner, Ph.D.
Name: Alexander J. Denner, Ph.D.
Title: Director

/s/Alexander J. Denner, Ph.D.
Alexander J. Denner, Ph.D.

CUSIP No. 46333X108	Page 13 of 13 Pages
SCHEDULE 13D

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following sets forth the name, position, and principal occupation of each director and executive officer of each of the Reporting Persons. Each such person is a citizen of the United States of America except that each of Cary Marr and Jonathan Roney are citizens of the Cayman Islands. Except as otherwise indicated, the business address of each director and officer is c/o Sarissa Capital Management LP, 660 Steamboat Road, Greenwich, CT 06830. To the best of the Reporting Persons' knowledge, except as set forth in this statement on Schedule 13D, none of the directors or executive officers of the Reporting Persons own any Shares.

Name	Position

Alexander J. Denner, Ph.D.	Chief Investment Officer of Sarissa Capital and Director of Sarissa Athena

Mark DiPaolo	Senior Partner and General Counsel of Sarissa Capital

Patrice Bonfiglio	Chief Financial Officer and Chief Compliance Officer of Sarissa Capital

Cary Marr	Director of Sarissa Athena
Business Address:
3rd Floor Harbour Centre
North Church Street
P.O. Box 61
Grand Cayman KY1-1102
Cayman Islands
Principal Occupation:
Professional Director registered pursuant to the Directors Registration and Licensing Law 2014

Jonathan Roney	Director of Sarissa Athena
Business Address:
Intertrust Corporate Services
190 Elgin Avenue, George Town
Grand Cayman KY1-9005
Cayman Islands
Principal Occupation:
Director, Intertrust Corporate Services